Exhibit 5.2

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

February 26, 2018

HSBC USA Inc.

452 Fifth Avenue

New York, New York 10018

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special Maryland counsel to HSBC USA Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on February 26, 2018, including the prospectus included therein at the time the Registration Statement becomes effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”) for registration by the Company of the issuance and sale from time to time of an unspecified amount of Securities (as herein defined), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the Prospectus and any amendments or supplements thereto.

As used herein, the term “Securities” means the following: (i) senior and subordinated debt securities (the “Debt Securities”), (ii) shares of preferred stock, without par value, of the Company (the “Preferred Stock”), (iii) depositary shares of the Company representing Preferred Stock (“Depositary Shares”), (iv) warrants of the Company to purchase Debt Securities, index warrants, interest rate warrants and universal warrants, or any combination thereof (the “Warrants”), as designated by the Company at the time of the offering thereof, (v) purchase contracts with respect to securities of one or more issuers, currencies, commodities, indices or formulas, or one or more indices or baskets of the foregoing (“Purchase Contracts”), as designated by the Company at the time of the offering thereof, and (vi) units comprised of any combination of one or more Debt Securities, Preferred Stock, Depositary Shares, Warrants and Purchase Contracts (the “Units”), as designated by the Company at the time of the offering thereof. The Registration Statement provides that the Securities may be offered separately, together or as Units, in the amounts and at prices and on other terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a) the Registration Statement, including the Prospectus, in the form to be filed with the Commission;

(b) the charter of the Company, as in effect on the date hereof, represented by the Articles of Incorporation, filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on September 26, 1973, as amended and supplemented through the Articles Supplementary, filed of record with the SDAT on May 31, 2016 (as so amended, the “Charter”), in the form attached to the Officer’s Certificate (as defined below);

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(c) the Bylaws of the Company, as Amended and Restated effective April 20, 2017, in the form attached to the Officer’s Certificate (the “Bylaws”);

(d) extracts of resolutions duly adopted by the Board of Directors of the Company (the “Board”) relating to the authorization of the filing of the Registration Statement and the issuance of the Securities, as attached to the Officer’s Certificate;

(e) the Senior Indenture, dated as of March 31, 2009 (the “Senior Indenture”), by and between the Company and Wells Fargo, National Association, as Trustee, as attached or otherwise certified to in the Officer’s Certificate;

(f) the Subordinated Indenture, dated as of October 24, 1996 (the “Subordinated Indenture”), by and between the Company and Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), as Trustee, as attached or otherwise certified to in the Officer’s Certificate;

(g) the Warrant Indenture, dated as of May 16, 2016, (the “Warrants Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”), by and between the Company and Wells Fargo, National Association, as Trustee, as attached or otherwise certified to in the Officer’s Certificate;

(h) a good standing certificate for the Company, dated as of a recent date, issued by the SDAT (the “Good Standing Certificate”); and

(i) a certificate of Assistant Corporate Secretary, duly executed by the Assistant Corporate Secretary of the Company (the “Officer’s Certificate”), dated as of the date hereof, as to certain factual matters.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents and each instrument, agreement and other document executed in connection with the Documents to which such party is a signatory, and each such party's obligations set forth in the Documents are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to all factual matters relevant to the opinion set forth below, we have relied solely on the Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements of public officials set forth in the Good Standing Certificate.

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We further assume that:

(a) The issuance, sale, amount, price and other terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board (or where permitted, a committee of the Board) of the Company (each, a “Board Action”) in accordance with the Company’s Charter, Bylaws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(b) The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.

(c) Any Debt Securities constituting senior debt of the Company (including such Debt Securities that are the subject of Warrants, Purchase Contracts or Units) will be issuable under the Senior Indenture, which will be a valid and legally binding indenture at such time, as the same may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), duly authorized, executed and delivered by the Company (and each other party thereto), and, if required by the Senior Indenture, accompanied by an officer’s certificate that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(d) Any Debt Securities constituting subordinated debt of the Company (including such Debt Securities that are the subject of Warrants, Purchase Contracts or Units) will be issuable under the Subordinated Indenture, which will be a valid and legally binding indenture at such time, as the same may be supplemented by a valid and legally binding Supplemental Indenture duly authorized, executed and delivered by the Company (and each other party thereto), and, if required by the Subordinated Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(e) Appropriate debentures, notes and/or other evidences of indebtedness evidencing the Debt Securities (including Debt Securities that are the subject of Warrants, Purchase Contracts or Units) will be executed and authenticated in accordance with the applicable Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by such Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the applicable Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Company’s Charter and Bylaws and applicable law.

(f) Prior to the issuance of any shares of Preferred Stock (including shares of Preferred Stock issuable upon the conversion or exercise any Securities convertible or exercisable for shares of Preferred Stock), there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock, and all actions necessary to the creation of any such Preferred Stock (and any Securities convertible or exercisable for shares of Preferred Stock), whether by articles of amendment with the SDAT, or by classification or reclassification of existing capital stock and the filing of articles supplementary with the SDAT, will have been taken.

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(g) For shares of Preferred Stock represented by certificates (“Certificates”), appropriate Certificates representing shares of Preferred Stock will be executed and delivered upon issuance and sale of any such shares of Preferred Stock and will comply with the Company’s Charter, Bylaws and applicable law. For shares of Preferred Stock not represented by certificates, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock and will comply with the Company’s Charter, Bylaws and applicable law.

(h) Any Depositary Shares will be issued under a valid and legally binding deposit agreement (“Deposit Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement or any Free Writing Prospectus, and will comply with the Company’s Charter, Bylaws and applicable law.

(i) Appropriate Depositary Receipts representing Depositary Shares will be executed and delivered prior to or upon the issuance and sale of any Depositary Shares and will comply with the Company’s Charter, Bylaws, the Deposit Agreement and applicable law.

(j) Any Warrants will either (i) be issuable under the Warrant Indenture which will be a valid and legally binding indenture at such time, as the same may be supplemented by a valid and legally binding Supplemental Indenture duly authorized, executed and delivered by the Company (and each other party thereto), or (ii) be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”), in each case, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law. With respect to any Warrants issuable under the Warrant Indenture, appropriate Warrants and/or other evidences of the Warrants will be executed and authenticated in accordance with the Warrant Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Warrant Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Warrants and will comply with the Warrant Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Company’s Charter and Bylaws and applicable law.

(k) Any Purchase Contract will be a valid and legally binding agreement that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law.

(l) Any Units will be issued under a valid and legally binding unit agreement (a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law.

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(m) To the extent that the obligations of the Company under any Indenture or Warrant Agreement may be dependent upon such matters, the financial institution identified or to be identified in such Indenture as trustee or to be identified in such Warrant Agreement as warrant agent (the “Financial Institution”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the trustee or warrant agent, as the case may be, will be duly qualified to engage in the activities contemplated by such Indenture or Warrant Agreement; such Indenture or Warrant Agreement, as the case may be, will have been duly authorized, executed and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting in its capacity as Financial Institution under such Indenture or Warrant Agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such Indenture or Warrant Agreement, as the case may be.

(n) The underwriting, subscription, distribution or other agreements for offerings or sales of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(o) The Registration Statement has become effective and will remain effective under the Securities Act.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1) The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT. The Company has the corporate power to issue the Securities.

(2) The Indentures have been duly authorized, executed and delivered by the Company.

(3) With respect to shares of any class or series of the Preferred Stock, upon the issuance and delivery of Certificates or Written Statements, if any, as the case may be, representing shares of such class or series of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, representing shares of such class or series of Preferred Stock pursuant to the exercise of one or more Warrants or the conversion of one or more series of Securities convertible into Preferred Stock, such shares of such class or series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

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(4) With respect to Depositary Shares, when the Depositary Shares and a Deposit Agreement relating to such Depositary Shares and, if applicable, an Underwriting Agreement, have been duly authorized by applicable Board Action and in conformity with the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, such Depositary Shares will be duly authorized.

(5) With respect to Warrants, when Warrants and a Warrant Agreement and/or Supplemental Indenture relating to such Warrants and, if applicable, an Underwriting Agreement, have been duly authorized by applicable Board Action, and in conformity with the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, the Warrants will be duly authorized.

(6) With respect to Purchase Contracts, when Purchase Contracts and, if applicable, any Underwriting Agreement have been duly authorized by applicable Board Action, and in conformity with the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, the Purchase Contracts will be duly authorized.

(7) With respect to Units, when Units and a Unit Agreement relating to such Units and, if applicable, an Underwriting Agreement, have been duly authorized by applicable Board Action, and in conformity with the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, the Units will be duly authorized.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(A) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(B) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(C) We express no opinion as to compliance with the securities (or “blue sky”) laws, broker licensing laws, banking or other lending laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

(D) We express no opinion as to the issuance of any Securities by any issuer other than the Company.

(E)  This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

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We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm under the heading “Legal Opinions” in the Prospectus forming part of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, DLA PIPER LLP (US) /s/ DLA Piper LLP (US)